EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 10, 2006 included in the Registration Statement on Amendment No. 2 to Form SB-2 and related Prospectus of Triangle Petroleum Corporation (formerly Peloton Resources Inc.) for the registration of shares of its common stock.

MANNING ELLIOTT LLP

MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

May 16, 2006